                                                                   EXHIBIT 12(A)
                                                                     Page 1 of 2

                            BankAmerica Corporation
                       Ratio of Earnings to Fixed Charges

                                            Nine Months
                                               Ended
                                            September 30                       Year Ended December 31
                                         --------------------     ---------------------------------------------------
(dollar amounts in millions)                 1997      1996              1996       1995      1994     1993     1992

EXCLUDING INTEREST ON DEPOSITS

Fixed charges:
      Interest expense (other than
        interest on deposits)                $2,196   $2,011            $2,713    $2,455   $1,505   $1,215    $1,126
      Interest payments on trust
        preferred securities (see
        footnote /a/)                           107        -                 7         -        -        -         -
      Interest factor in rent
        expense                                  91       95               125       120      109      112        95
      Other                                       1        -                 -         -        3        2         1
                                         ====================     ===================================================
                                             $2,395   $2,106            $2,845    $2,575   $1,617   $1,329    $1,222
                                         ====================     ===================================================
Earnings:
      Income from operations                 $2,398   $2,126            $2,873    $2,664   $2,176   $1,954    $1,492
      Applicable income taxes                 1,619    1,488             1,900     1,903    1,541    1,474     1,190
      Fixed charges                           2,395    2,106             2,845     2,575    1,617    1,329     1,222
      Other                                     (43)       -                (9)      (12)     (55)     (39)      (14)
                                         ====================     ===================================================
                                             $6,369   $5,720            $7,609    $7,130   $5,279   $4,718    $3,890
                                         ====================     ===================================================
RATIO OF EARNINGS TO FIXED CHARGES,
  EXCLUDING INTEREST ON DEPOSITS               2.66     2.72              2.67      2.77     3.26     3.55      3.18


INCLUDING INTEREST ON DEPOSITS

Fixed charges:
      Interest expense                       $6,488   $5,964            $8,072    $7,378   $4,842   $4,186    $4,895
      Interest payments on trust
        preferred securities (see
        footnote /a/)                           107        -                 7         -        -        -         -
      Interest factor in rent
        expense                                  91       95               125       120      109      112        95
      Other                                       1        -                 -         -        3        2         1
                                         ====================     ===================================================
                                             $6,687   $6,059            $8,204    $7,498   $4,954   $4,300    $4,991
                                         ====================     ===================================================
Earnings:
      Income from operations                 $2,398   $2,126            $2,873    $2,664   $2,176   $1,954    $1,492
      Applicable income taxes                 1,619    1,488             1,900     1,903    1,541    1,474     1,190
      Fixed charges                           6,687    6,059             8,204     7,498    4,954    4,300     4,991
      Other                                     (43)       -                (9)      (12)     (55)     (39)      (14)
                                         ====================     ===================================================
                                            $10,661   $9,673           $12,968   $12,053   $8,616   $7,689    $7,659
                                         ====================     ===================================================
RATIO OF EARNINGS TO FIXED CHARGES,
  INCLUDING INTEREST ON DEPOSITS               1.59     1.60              1.58      1.61     1.74     1.79      1.53

/a/ Trust preferred securities represent corporation obligated mandatorily redeemable preferred securities of subsidiary trusts holding solely junior subordinated deferrable interest debentures of the corporation.

                                                                   EXHIBIT 12(A)
                                                                     Page 2 of 2

                            BankAmerica Corporation
        Ratio of Earnings to Fixed Charges and Preferred Stock Dividends

                                                          Nine Months
                                                             Ended
                                                          September 30                            Year Ended December 31
                                                       ----------------------   --------------------------------------------------
(dollar amounts in millions)                               1997       1996           1996      1995      1994      1993     1992

EXCLUDING INTEREST ON DEPOSITS

Fixed charges and preferred dividends:
      Interest expense (other than interest on
        deposits)                                         $2,196      $2,011        $2,713    $2,455    $1,505   $1,215    $1,126
      Interest payments on trust preferred
        securities (see footnote /a/)                        107           -             7         -         -        -         -
      Interest factor in rent expense                         91          95           125       120       109      112        95
      Preferred dividend requirements (see
        footnote /b/)                                        144         240           307       389       424      423       304
      Other                                                    1           -             -         -         3        2         1
                                                       ----------------------   --------------------------------------------------
                                                          $2,539      $2,346        $3,152    $2,964    $2,041   $1,752    $1,526
                                                       ======================   ==================================================
Earnings:
      Income from operations                              $2,398      $2,126        $2,873    $2,664    $2,176   $1,954    $1,492
      Applicable income taxes                              1,619       1,488         1,900     1,903     1,541    1,474     1,190
      Fixed charges, excluding preferred
        dividend requirements                              2,395       2,106         2,845     2,575     1,617    1,329     1,222
      Other                                                  (43)          -            (9)      (12)      (55)     (39)      (14)
                                                       ----------------------   --------------------------------------------------
                                                          $6,369      $5,720        $7,609    $7,130    $5,279   $4,718    $3,890
                                                       ======================   ==================================================
RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED
  DIVIDENDS, EXCLUDING INTEREST ON DEPOSITS                 2.51        2.44          2.41      2.41      2.59     2.69      2.55


INCLUDING INTEREST ON DEPOSITS

Fixed charges and preferred dividends:
      Interest expense                                    $6,488      $5,964        $8,072    $7,378    $4,842   $4,186    $4,895
      Interest payments on trust preferred
        securities (see footnote /a/)                        107           -             7         -         -        -         -
      Interest factor in rent expense                         91          95           125       120       109      112        95
      Preferred dividend requirements (see
        footnote /b/)                                        144         240           307       389       424      423       304
      Other                                                    1           -             -         -         3        2         1
                                                       ----------------------   --------------------------------------------------
                                                          $6,831      $6,299        $8,511    $7,887    $5,378   $4,723    $5,295
                                                       ======================   ==================================================
Earnings:
      Income from operations                              $2,398      $2,126        $2,873    $2,664    $2,176   $1,954    $1,492
      Applicable income taxes                              1,619       1,488         1,900     1,903     1,541    1,474     1,190
      Fixed charges, excluding preferred
        dividend requirements                              6,687       6,059         8,204     7,498     4,954    4,300     4,991
      Other                                                  (43)          -            (9)      (12)      (55)     (39)      (14)
                                                       ======================   ==================================================
                                                         $10,661      $9,673       $12,968   $12,053    $8,616   $7,689    $7,659
                                                       ======================   ==================================================
RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED
  DIVIDENDS, INCLUDING INTEREST ON DEPOSITS                 1.56        1.54          1.52      1.53      1.60     1.63      1.45


/a/ Trust preferred securities represent corporation obligated mandatorily redeemable preferred securities of subsidiary trusts holding solely junior subordinated deferrable interest debentures of the corporation.

/b/ Preferred stock dividend requirements represent pretax earnings necessary to cover preferred stock dividends declared during the nine months ended September 30, 1997 and 1996 and the years ended December 31, 1996, 1995, 1994, 1993, and 1992 of $86 million, $141 million, $185 million, $227 million, $248 million, $241 million, and $169 million, respectively.

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